UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2023

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-15259	98-0214719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Pitts Bay Road Pembroke HM 08 Bermuda		P.O. Box HM 1282 Hamilton HM FX Bermuda
(Address, Including Zip Code, of Principal Executive Offices)		(Mailing Address)

Registrant’s telephone number, including area code: (441) 296-5858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	ARGO	New York Stock Exchange
6.500% Senior Notes due 2042 issued by Argo Group U.S., Inc. and the Guarantee with respect thereto	ARGD	New York Stock Exchange
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Resettable Fixed Rate Preference Share, Series A, Par Value $1.00 Per Share	ARGOPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Merger Agreement

On February 8, 2023, Argo Group International Holdings, Ltd. (the “Company”) entered into a definitive agreement and plan of merger (the “Merger Agreement”) with Brookfield Reinsurance Ltd. (“Brookfield Reinsurance”) and BNRE Bermuda Merger Sub Ltd., a wholly owned subsidiary of Brookfield Reinsurance (“Merger Sub”). The Merger Agreement provides that, subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into the Company in accordance with the Bermuda Companies Act 1981 (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Brookfield Reinsurance (such entity, the “Surviving Company”).

At the effective time of the Merger, each common share, par value $1.00 per share, of the Company (each, a “Company Share”), issued and outstanding immediately prior to the effective time of the Merger (other than any Company Share (i) granted under the Company’s 2014 Long-Term Incentive Plan or 2019 Omnibus Incentive Plan (each, a “Company Share Plan”) that is subject to (a) vesting restrictions (each, a “Company Restricted Share”), or (b) a share appreciation right (each, a “Company SAR”), or (ii) owned by the Company, Brookfield Reinsurance, Merger Sub or any other direct or indirect wholly owned subsidiary of the Company or Brookfield Reinsurance), will automatically be canceled and converted into and will thereafter represent the right to receive an amount in cash equal to $30.00, without interest (the “Merger Consideration”).

At the effective time of the Merger, each issued and outstanding depositary share, each representing a 1/1,000th interest in a 7.00% Resettable Fixed Rate Preference Share, Series A, par value $1.00 per share, of the Company (each, a “Series A Preferred Share”), will remain issued and outstanding as a depositary share of the Surviving Company. Each issued and outstanding Series A Preferred Share will remain issued and outstanding as a preferred share of the Surviving Company and will be entitled to the same dividend and all other preferences and privileges, voting rights, relative, participating, optional and other special rights, and qualifications, limitations and restrictions set forth in the certificate of designations applicable to the Series A Preferred Shares, which certificate of designations will remain at and following the effective time of the Merger in full force and effect as an obligation of the Surviving Company in accordance with Section 109(2) of the Bermuda Companies Act 1981.

At the effective time of the Merger, each Company Restricted Share outstanding immediately prior to the effective time of the Merger will (i) (a) become fully vested, in the case of a time-based vesting Company Restricted Share, or (b) become vested at the assumed level of performance determined in accordance with the Merger Agreement and the applicable Company Share Plan, in the case of a performance-based vesting Company Restricted Share, and (ii) be canceled and converted into the right to receive an amount in cash equal to the sum of (x) the Merger Consideration and (y) the value of any dividends accrued in respect of such Company Restricted Share that remain unpaid as of immediately prior to the effective time of the Merger.

At the effective time of the Merger, each Company SAR award outstanding immediately prior to the effective time of the Merger, whether vested or unvested, will be deemed to be fully vested and will be canceled and converted into solely the right to receive a lump-sum amount in cash equal to the product of (i) the excess, if any of (a) the Merger Consideration, over (b) the per share exercise price of such Company SAR, multiplied by (ii) the total number of Company Shares subject to such Company SAR immediately prior to the effective time of the Merger.

The Merger Agreement contains various customary representations and warranties from each of the Company, Brookfield Reinsurance and Merger Sub. The Company has also agreed to various customary covenants, including but not limited to conducting its business in all material respects in the ordinary course and not engaging in certain types of transactions during the period between the execution of the Merger Agreement and the closing of the Merger. The Company has also agreed to suspend any dividends that would otherwise be declared and paid on the Company Shares during the period from the date of the Merger Agreement through the earlier of the closing of the Merger and the termination of the Merger Agreement. However, the Merger Agreement permits the Company to pay periodic cash dividends on the Series A Preferred Shares not to exceed $437.50 per Series A Preferred Share during such interim period.

Pursuant to the Merger Agreement, the Company has agreed not to discuss alternative acquisition proposals with, or solicit alternative acquisition proposals from, third parties, subject to exceptions that allow the Company under certain circumstances to provide information to and participate in discussions with third parties with respect to unsolicited alternative acquisition proposals. The board of directors of the Company (the “Board of Directors”) also has the ability to change its recommendation of the Merger in respect of an alternative acquisition proposal that constitutes a “Superior Proposal” or in respect of intervening events not known to, or reasonably foreseeable by, the Board of Directors prior to signing. In addition, the Board of Directors may terminate the Merger Agreement in order to enter into a definitive agreement in respect of an alternative acquisition proposal that constitutes a “Superior Proposal,” subject to the Company paying the termination fee referenced below. In each such case, the Board of Directors must determine in good faith that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law. The Company is also permitted to waive any standstill provision to allow a third party to make an alternative acquisition proposal to the Board of Directors on a non-public basis if the Board of Directors determines in good faith that failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law.

The Merger Agreement also contains certain termination rights and provides that, upon termination of the Merger Agreement under specified circumstances, including, termination by Brookfield Reinsurance in the event of a change in the recommendation of the Board of Directors or termination by the Company in order to enter into an alternative acquisition agreement with respect to a Superior Proposal, the Company will pay Brookfield Reinsurance a termination fee of $37,183,000.

If the Merger has not closed by November 8, 2023 (the “Outside Date”), either the Company or Brookfield Reinsurance may terminate the Merger Agreement. However, if the closing has not occurred because (a) any applicable waiting period under any antitrust law relating to the Merger has not expired or been terminated or (b) certain insurance governmental approvals or prior non-disapprovals have not been obtained, and all other conditions to closing have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing) or waived, the Outside Date will be automatically extended to February 8, 2024.

Consummation of the Merger is subject to customary closing conditions, including approval of the Merger by the Company’s shareholders. Further conditions include the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of certain other regulatory approvals or the submission of notice filings with certain regulatory agencies, including the Bermuda Monetary Authority, the Istituto per la vigilanza sulle assicurazioni in Italy (if required) and insurance regulators in Illinois, New York, Ohio, Pennsylvania and Virginia, and the absence of any injunction, judgment or ruling restraining the Merger. Brookfield Reinsurance’s and Merger Sub’s obligations to close the Merger are also conditioned upon the absence of a material adverse effect (as defined in the Merger Agreement) on the Company, and the absence of any burdensome condition (as defined in the Merger Agreement) imposed by any regulator as part of the regulatory approval process. The Company and Brookfield Reinsurance agreed to customary covenants to use their respective reasonable best efforts (subject to certain limitations) to take all actions necessary to cause the conditions to closing to be satisfied as promptly as reasonably practicable. The proposed transaction is not subject to any financing condition or contingency.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The representations, warranties and covenants of the Company, Brookfield Reinsurance and Merger Sub contained in the Merger Agreement have been made solely for the benefit of the parties thereto and not any other person. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by (i) matters specifically disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the United States Securities and Exchange Commission (“SEC”) by the Company or by Brookfield Reinsurance and publicly available at least three (3) business days prior to February 8, 2023 and (ii) confidential disclosures made in the disclosure letters delivered in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual or other information regarding the Company, Brookfield Reinsurance, Merger Sub or their respective subsidiaries or affiliates. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Brookfield Reinsurance, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties and interim operating covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting and Support Agreement

As an inducement for Brookfield Reinsurance to enter into the Merger Agreement, on February 8, 2023, concurrently with the execution of the Merger Agreement, Brookfield Reinsurance and the Company entered into a voting and support agreement (the “Voting Agreement”) with Voce Capital Management LLC (“Voce”), one of the Company’s largest shareholders, which owns, as of the date hereof, approximately 9.47% of the issued and outstanding Company Shares, pursuant to which, among other things, (i) Voce has agreed to vote any Company Shares owned by Voce on the record date of the Company Shareholders Meeting (as defined in the Merger Agreement) in favor of the approval of the Merger Agreement, the Merger and the statutory merger agreement and (ii) Voce and the Company each agreed to a mutual release of any claims against the other party effective at the effective time of the Merger. The foregoing description of the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Voting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On February 8, 2023, the Company and Brookfield Reinsurance issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of February 8, 2023, by and among Argo Group International Holdings, Ltd., Brookfield Reinsurance Ltd. and BNRE Bermuda Merger Sub Ltd.
10.1	Voting and Support Agreement, dated as of February 8, 2023, by and between Brookfield Reinsurance Ltd., Argo Group International Holdings, Ltd. and Voce Capital Management LLC.
99.1	Joint Press Release issued by Brookfield Reinsurance Ltd. and Argo Group International Holdings, Ltd., dated February 8, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

This material may include, and the Company and Brookfield Reinsurance may make related oral, forward-looking statements which reflect the Company’s or Brookfield Reinsurance’s current views with respect to future events and financial performance. Such statements include forward-looking statements both with respect to us in general, and to the insurance and reinsurance sectors in particular (both as to underwriting and investment matters). Statements that include the words “expect,” “estimate,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “aim,” “likely,” “will,” “may,” “could,” “should” or “would” and similar statements of a future or forward-looking nature identify forward-looking statements in this material for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

The proposed transaction is subject to risks and uncertainties and factors that could cause the Company’s and Brookfield Reinsurance’s actual results to differ, possibly materially, from those in the specific projections, goals, assumptions and statements herein including, but not limited to: (i) that the Company and Brookfield Reinsurance may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived, including the failure to obtain the Company shareholder approval for the proposed transaction or that a governmental authority may prohibit, delay or refuse to grant approval for the consummation of the transaction; (ii) uncertainty as to the timing of completion of the proposed transaction; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (iv) risks related to disruption of management’s attention from the Company’s or Brookfield Reinsurance’s ongoing business operations due to the proposed transaction; (v) the effect of the announcement of the proposed transaction on the Company’s or Brookfield Reinsurance’s relationships with its clients, employees, operating results and business generally; and (vi) the outcome of any legal proceedings to the extent initiated against the Company or Brookfield Reinsurance or others following the announcement of the proposed transaction, as well as the Company or Brookfield Reinsurance management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein or elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and Form 10-K/A, and Quarterly Report on Form 10-Q, Brookfield Reinsurance’s Form 20-F and other documents of the Company or Brookfield Reinsurance on file with, or furnished to, the SEC. Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. The Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by the federal securities laws. References to additional information about the Company and Brookfield Reinsurance have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this filing.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, the Company will file with the SEC a proxy statement on Schedule 14A and the Company or Brookfield Reinsurance may file or furnish other documents with the SEC regarding the proposed transaction. This material is not a substitute for the proxy statement or any other document that the Company or Brookfield Reinsurance may file with the SEC. INVESTORS IN AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with, or furnished to, the SEC by the Company or Brookfield Reinsurance through the web site maintained by the SEC at www.sec.gov or by contacting Andrew Hersom, head of the investor relations department of the Company:

Andrew Hersom

Head of Investor Relations

860-970-5845

andrew.hersom@argogroupus.com

Participants in the Solicitation

The Company, Brookfield Reinsurance and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transaction. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s annual proxy statement filed with the SEC on October 31, 2022 and in other filings with the SEC. A more complete description will be available in the proxy statement on Schedule 14A that will be filed with the SEC in connection with the proposed transaction. Information regarding Brookfield Reinsurance’s directors and executive officers is contained in Brookfield Reinsurance’s Form 20-F filed on March 23, 2022. You may obtain free copies of these documents as described in the preceding paragraph filed with, or furnished to, the SEC. All such documents, when filed or furnished are available free of charge on the SEC’s website (www.sec.gov) or by directing a request to the Company at the Investor Relations contact above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Date: February 8, 2023	By:	/s/ Scott Kirk
Name: Scott Kirk
Title: Chief Financial Officer